SECURITY AGREEMENT EXECUTED BETWEEN THE GUARANTOR, GEOEVALUACIONES, S.A. DE C.V. (THE "GUARANTOR") REPRESENTED BY MR. ___________ AND THE CREDITOR, FIRST INTERSTATE BANK OF TEXAS, N.A. ("THE CREDITOR") REPRESENTED BY MR. _____________ IN ACCORDANCE WITH THE FOLLOWING DECLARATIONS AND CLAUSES:

                                  DECLARATIONS

I. The GUARANTOR, a company duly incorporated in accordance with the laws of the United Mexican States has guaranteed to the CREDITOR, a national banking association organized under the laws of the United States of America, loans to 3-D Geophysical, Inc. (the "DEBTOR"), in the amount of US.$18,000,000.00 (Eighteen Million Dollars) plus interest which it is obligated to pay in accordance with the terms of the Loan Agreement (the "Loan Agreement"), executed as of May 29, 1996, attached hereto as Annex "A".

II. The GUARANTOR, having a legal interest in guaranteeing and paying the DEBTOR's debts to the CREDITOR, and in order to secure the prompt payment and performance in full of all of the DEBTOR's obligations to the CREDITOR, GUARANTOR hereby grants to the CREDITOR a security interest in, and assigns and pledges, the following property, whether now owned or existing or hereafter arising or acquired and wherever arising or located:

(a) all accounts receivable, documents, instruments, chattel paper, general intangibles of GUARANTOR, including, without limitation, all income tax returns, copyrights, patents, patent rights, trademarks, tradenames, tradestyles, goodwill, going concern value, franchise and distributorship agreements, whether now owned or hereafter acquired, and all products and proceeds thereof;

(b) all equipment, inventory, machinery, and fixtures of GUARANTOR, whether now owned or hereafter acquired, and all accessions thereto and all products and proceeds thereof;

(c) all investment property of GUARANTOR, whether now owned or hereafter acquired, and all accessions thereto and all products and proceeds thereof;

(d) the Lockbox Account (as defined in the Loan Agreement), any other deposit accounts now or hereafter maintained by GUARANTOR at or with CREDITOR and all cash, checks, instruments, securities, funds and monies now or hereafter deposited in the foregoing; and

(e) all books and records (including computer software, diskettes, information stored in computers and the like) pertaining to the property described in clauses (a) and (d) above.

In accordance with the above, the parties hereby agree as follows:





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                                     CLAUSES

FIRST. The GUARANTOR hereby grants a security interest in favor of the CREDITOR, who accepts, all of the rights, proceeds and benefits derived from the equipment and property set forth in detail in Annex "B".

SECOND. The Guarantor as the depository shall hold all equipment and machinery detailed in Annex "B" of the Agreement.

THIRD. The GUARANTOR is authorized to use the equipment and tools without causing major damage or loss. To that effect, it shall be maintained in good condition, repaired and insured against any risk to which it might be exposed, including, but not limited to, fire, flood, theft, and collision for the CREDITOR, which shall receive payment for any loss, in such amounts as the CREDITOR may require. The GUARANTOR guarantees that it shall maintain the property of the equipment and tools, free of any liens, encumbrances or claims (except for those granted herein and any others related hereto), agreeing to preserve and defend the rights of the CREDITOR under the present Agreement for the loss, damage or destruction of the equipment and/or tools for which the GUARANTOR is exclusively responsible.

The GUARANTOR, shall prepare and send to the CREDITOR, financial statements or other documents or instruments, or follow any other instruction considered necessary by the CREDITOR which it may give from time to time in order to perfect or continue this security interest. The GUARANTOR shall maintain its principal domicile at Av. Rio Churubusco No. 522, Colonia El Retono, 09440, Mexico, D.F., where it shall store the equipment and tools. The above-mentioned domicile may be modified with the prior written authorization of the CREDITOR.

FOURTH. At any time, and from time to time, whether any of the secured debt be due and totally or partially payable, the CREDITOR may in its discretion and at the expense of the GUARANTOR: (i) judicially request the sale of the equipment and/or tools, (ii) inspect the books and registers of the GUARANTOR and obtain copies of the same, (iii) apply to the payment of any portion of the secured debts, whether due or not, any amounts of monies, including dividends or income, now or hereafter in the hands of the CREDITOR on deposit or otherwise, under the terms to be decided by the CREDITOR.

FIFTH. In the event that the GUARANTOR does not comply with the obligations that it contracted for in accordance with the terms of the Loan Agreement which is attached hereto as Annex "A", the CREDITOR may request the judicial sale of the secured goods. Notice shall be given to the GUARANTOR and it shall have a period of three days to oppose the said sale by showing receipts of the payment of the guaranteed debt; if the GUARANTOR does not oppose the sale, the judge shall order that the sale shall be carried out at a price fixed by a public appraiser ("Corredor Publico") or by two commercial vendors with businesses located in the domicile which are dedicated to the sale of similar products. The results of the sales shall

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immediately  be  delivered  to the  CREDITOR who shall apply them to the debt in accordance with the terms of the Loan Agreement Annex "A".

SIXTH. This security interest shall continue all payments due to the CREDITOR by the DEBTOR are paid or until the complete execution of the security interest in accordance with the terms previously agreed upon herein.

SEVENTH. This contract shall be governed by and in the case of an omission, supplemented by the applicable provisions of the General Law of Credit Instruments and Operations and as well as by the Civil Code of the Federal District.

EIGHT. The parties agree to submit the interpretation and performance of this contract to the jurisdiction of the Courts of Mexico City, Federal District, and hereby waive any other to which they may be entitled by reason of their present or future domicile.

The parties hereby sign the present contract in triplicate.


         THE GUARANTOR                      THE CREDITOR


Geoevaluaciones, S.A. de C.V.               First Interstate Bank of Texas, N.A.

By:_________________________                By:_________________________________

Name:_______________________                Name:_______________________________

Title:______________________                Title:______________________________










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